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                                                                     EXHIBIT 5.1

                     [ERVIN, COHEN & JESSUP LLP LETTERHEAD]


                                January 17, 2001


                                                                         736-381

Newpark Resources, Inc.
3850 North Causeway Boulevard
Suite 1770
Metairie, LA  70002

Dear Gentlemen:

         We have acted as counsel to Newpark Resources, Inc., a Delaware corporation, in connection with Newpark's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933. The Registration Statement covers the resale of an aggregate of 5,758,422 shares of Newpark's Common Stock, $.01 par value (the "Common Stock"), by the selling stockholder named therein. The shares consist of shares of Common Stock issuable upon conversion of and as dividends upon 120,000 shares of Newpark's Series C Convertible Preferred Stock issued to the selling stockholder.

         In giving this opinion, we have reviewed Newpark's Certificate of Incorporation, bylaws and corporate proceedings, and such other documents and certificates of officers of Newpark as we have felt necessary or appropriate in order to render the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the conformity with originals of all documents submitted to us as copies, the authenticity of the originals of such copies, the legal capacity of all natural persons and that the documents submitted to us for our review have not been and will not be altered, amended or repealed in any respect material to our opinions as stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) The shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock, upon issuance in accordance with the terms of the Certificate of Rights and Preferences of the Series C Convertible Preferred Stock (the "Certificate"), will be legally issued, fully paid and non-assessable; and

         (b) The shares of Common Stock issuable from time to time by Newpark as dividends on the Series C Convertible Preferred Stock, upon due declaration by the Board of Directors of Newpark of a dividend payable in shares of Common Stock and due payment of such dividend in accordance with the Certificate, will be legally issued, fully paid and non-assessable.

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Newpark Resources, Inc.
January 17, 2001
Page 2


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Ervin, Cohen & Jessup LLP